Exhibit 99.1

Bionik Laboratories Corp. Appoints Andre Auberton-Herve as Chairman of Board of Directors

Auberton-Herve brings substantial leadership experience within strategic, operational, and financial activities to new role with Bionik board

TORONTO and BOSTON, January 29, 2018 -- Bionik Laboratories Corp. (OTCQB:BNKL) (“Bionik” or the "Company"), a robotics company focused on providing rehabilitation and assistive technology solutions to individuals with neurological and mobility impairments from hospital to home, today announced it has appointed Andre Auberton-Herve as Chairman of its Board of Directors (“the Board”). Auberton-Herve will replace Peter Bloch, who has resigned from his role as Chairman of the Board, effective January 24, 2018. Bloch will remain as a Director.

Auberton-Herve brings substantial leadership experience within strategic, operational, and financial activities from past roles. Mr. Auberton-Herve is the founder of 4A Consulting & Engineering (“4A Consulting”), which provides strategic advice and consulting services with respect to renewable energy and digital innovation, and has served as its President and CEO since its founding in July 2015. 4A Consulting has been providing consulting services to the Company since February 2017. Mr. Auberton-Herve co-founded Soitec SA, a publicly traded company on the Euronext Paris stock exchange which designs and manufactures innovative semiconductor materials which are used in many smartphone platforms and computing activities, where he was President and CEO from July 1992 until January 2015, then Chairman and Chairman Emeritus since September 2015.

“I am honored to accept the appointment of Chairman of the Board of Bionik Laboratories. There is an excellent leadership group in place, and I look forward to joining them as we work toward our goals of growth for the Company,” said Auberton-Herve. “It’s an exciting time to join Bionik Laboratories, as the adoption of technologies like robotics and artificial intelligence within the healthcare field continues to grow. The Company has established itself as a leader within the clinical rehabilitation space and is pushing forward aggressively to enter the consumer health products market. I look forward to joining this team and to the positive future of the Company.”

While at Soitec SA, Mr. Auberton-Herve was responsible for overseeing the strategic, operational and financial activities of the company. He built an international high-tech group in ten countries and five manufacturing facilities in Europe, Asia and the U.S. Mr. Auberton-Herve also led the company through its listing on Euronext in 1999, raising more than $1 billion since then with some of the world’s largest investment banks. He has been nominated Knight of the Legion of Honor and Knight of the Order of Merit in France. Mr. Auberton-Herve holds a Doctorate degree in Semiconductor Physics and a Master’s degree in Materials Science from Ecole Centrale de Lyon in France. The Company believes that Mr. Auberton-Herve is qualified as a board member of the Company because of his substantial strategic, operational and leadership experience.

“We would like to thank Peter Bloch for his contributions as Chairman to Bionik Laboratories and for all of the work he has put in during his time with the Company,” said Dr. Eric Dusseux, Chief Executive Officer and Board Director, Bionik Laboratories. “We are excited to add someone of Andre’s stature and financial experience to a leadership role during this important time of growth for our Company. His experience in leading and growing public companies will be a tremendous asset for us moving forward. We welcome him and look forward to his insights.”

About Bionik Laboratories

Bionik Laboratories (OTCQB:BNKL) is a robotics company focused on providing rehabilitation and mobility solutions to individuals with neurological and mobility impairments from hospital to home. The Company has a portfolio of products focused on upper and lower extremity rehabilitation for stroke and other mobility-impaired patients, including three products on the market and four products in varying stages of development.

For more information, please visit www.bioniklabs.com and connect with us on Twitter, LinkedIn, and Facebook.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to the design, development and commercialization of human exoskeletons and other robotic rehabilitation products, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, capital structure or other financial items, (iii) the Company's future financial performance, (iv) the market and projected market for our existing and planned products and (v) the assumptions underlying or relating to any statement described in points (i), (ii), (iii) or (iv) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances, and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions, and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company's inability to obtain additional financing, the significant length of time and resources associated with the development of our products and related insufficient cash flows and resulting illiquidity, the Company's inability to expand the Company's business, significant government regulation of medical devices and the healthcare industry, lack of product diversification, volatility in the price of the Company's raw materials, and the Company's failure to implement the Company's business plans or strategies. These and other factors are identified and described in more detail in the Company's filings with the SEC. The Company does not undertake to update these forward-looking statements.

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